Exhibit 3.2(e)(i)

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                                     BY-LAWS

                                       OF

                         CHECK MART OF NEW JERSEY, INC.

                           (A NEW JERSEY CORPORATION)

                                   -----------

                                    ARTICLE I

                                  Shareholders
                                  -------------

               SECTION 1.  Annual Meeting.  The annual meeting of share
                           --------------
     holders for the election of directors and for the transaction of such other business as may properly come before the meeting shall be held at the office of the Corporation in the State of New Jersey or at such other place within or without the State of New Jersey as may be deter-mined by the Board of Directors and as shall be designated in the notice of said meeting, on such date and at such time as may be de-termined by the Board of Directors.

               SECTION 2.  Special Meetings.  Special meetings of the
                           ----------------
     shareholders for the transaction of such business as may properly come before the meeting shall be held at the office of the Corporation in the State of New Jersey, or at such other place within or without the State of New Jersey as may be designated from time to time by the Board of Directors. Whenever the Board of Directors shall fail to fix such place, or whenever shareholders entitled to call a special meeting shall call the same, the meeting shall be held at the office of the Corporation in the State of New Jersey. Special meetings of the shareholders shall be held upon call of the Board of Directors or of the President or any Vice-President or the Secretary or any director, at such time as may be fixed by the Board of Directors or the President or such Vice-President or the Secretary or such director, as the case may be, and as shall be stated in the notice of said meeting, except when the New Jersey Business Corporation Act of the State of New Jersey (the "Business Corporation Law") confers upon the shareholders the right to demand the call of such meeting and fix the date thereof.

               SECTION 3.  Notice of Meetings.  The notice of all meetings
                           ------------------
     of shareholders shall be in writing, shall state the place, date and hour of the meeting and, unless it is the annual meeting, shall indicate that it is being issued by or at the




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     direction of the person or persons calling the meeting.  The notice of an annual meeting of shareholders shall state that the meeting is called for the election of directors and for the transaction of such other business as may properly come before the meeting and shall state the purpose or purposes of the meeting if any other action is to be taken at such annual meeting which could be taken at a special meeting. The notice of a special meeting shall, in all instances, state the purpose or purposes for which the meeting is called. A copy of the notice of any meeting shall be served either personally or by first class mail, in accordance with the provisions of the Business Corporation Law, to each shareholder at such shareholder's record address or at such other address as such shareholder may have furnished by request in writing to the Secretary of the Corporation.
     If a meeting is adjourned to another time or place and if any announcement of the adjourned time or place is made at the meeting, it shall not be necessary to give notice of the adjourned meeting unless the Board of Directors, after adjournment, fixes a new record date for the adjourned meeting. Notice of a meeting need not be given to any shareholder who submits a signed waiver of notice before or after the meeting. The attendance of a shareholder at a meeting without protesting prior to the conclusion of the meeting the lack of notice of such meeting shall constitute a waiver of notice by such shareholder.

               SECTION 4.  Shareholder Lists.  A list of shareholders as of
                           -----------------
     the record date, certified by the corporate officer responsible for its preparation, or by the transfer agent, if any, shall be produced at any meeting of shareholders upon the request thereat or prior thereto of any shareholder. If the right to vote at any meeting is challenged, the inspectors of election, if any, or the person presiding thereat, shall require such list of shareholders to be produced as evidence of the right of the persons challenged to vote at such meeting, and all persons who appear from such list to be shareholders entitled to vote thereat may vote at such meeting.

               SECTION 5.  Quorum.  Except as otherwise provided by law or
                           ------
     the Corporation's Certificate of Incorporation, a quorum for the transaction of business at any meeting of shareholders shall consist of the holders of record of a majority of the issued and outstanding shares of the capital stock of the Corporation entitled to vote at the meeting, present in person or by proxy. At all meetings of the shareholders at which a quorum is present, all matters, except as otherwise provided by law, in Section 7 hereunder or in the Certificate of Incorporation, shall be decided by the vote of the holders of a majority of the shares entitled to vote thereat, that are present in person or by proxy.




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     If there be no such quorum, the holders of a majority of such shares so present or represented may adjourn the meeting from time to time, without further notice, until a quorum shall have been obtained. When a quorum is once present to organize a meeting, it is not broken by the subsequent withdrawal of any shareholder.

               SECTION 6.  Organization.  Meetings of shareholders shall be
                           ------------
     presided over by the Chairman, if any, or if none or in the Chairman's absence the President, or if none or in the President's absence a Vice-President, or, if none of the foregoing is present, by a chairman to be chosen by the shareholders entitled to vote who are present in person or by proxy at the meeting. The Secretary of the Corporation, or in the Secretary's absence an Assistant Secretary, shall act as secretary of every meeting, but if neither the Secretary nor an Assistant Secretary is present, the presiding officer of the meeting shall choose any person present to act as secretary of the meeting.

               SECTION 7.  Voting; Proxies; Required Vote; Ballots.  At
                           ---------------------------------------
     each meeting of shareholders, every shareholder shall be entitled to vote in person or by proxy appointed by instrument in writing, subscribed by such shareholder or by such shareholder's duly authorized attorney-in-fact, and shall have one vote for each share entitled to vote and registered in such shareholder's name on the books of the Corporation on the applicable record date fixed pursuant to these By-laws. No proxy shall be valid after the expiration of 11 months from the date thereof unless otherwise provided in the proxy. Every proxy shall be revocable at the pleasure of the shareholder executing it, except as otherwise provided by the Business Corporation Law. At all elections of directors the voting may but need not be by ballot and a plurality of the votes cast thereat shall elect. Except as otherwise required by law or the Certificate of Incorporation, any other action shall be authorized by a majority of the votes cast.

               SECTION 8.  Inspectors.  The Board of Directors, in advance
                           ----------
     of any meeting, may appoint one or more inspectors to act at the meeting or any adjournment thereof. If an inspector or inspectors are not so appointed, the person presiding at the meeting may, and on the request of any shareholder shall, appoint one or more inspectors. In case any person appointed fails to appear or act, the vacancy may be filled by appointment made by the Board of Directors in advance of the meeting or at the meeting by the person presiding thereat. Each inspector, if any, before entering upon the discharge of such inspector's duties,



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     shall take and sign an oath to execute faithfully the duties of inspector at such meeting with strict impartiality and according to the best of such inspector's ability. The inspectors, if any, shall determine the number of shares outstanding and the voting power of each, the shares represented at the meeting, the existence of a quorum, and the validity and effect of proxies, and shall receive votes, ballots or consents, hear and determine all challenges and questions arising in connection with the right to vote, count and tabulate all votes, ballots or consents, determine the result, and do such acts as are proper to conduct the election or vote with fairness to all shareholders. On request of the person presiding at the meeting or any shareholder, the inspectors shall make a report in writing of any challenge, question or matter determined by them and execute a certificate as to any fact found by them.

               SECTION 9.  Actions Without Meetings.  Whenever shareholders
                           ------------------------
     are required or permitted to take any action by vote, such action may be taken without a meeting on written consent, setting forth the action so taken, signed by the holders of all outstanding shares entitled to vote thereon.

               SECTION 10.  Meaning of Certain Terms.  As used herein in
                            ------------------------
     respect of the right to notice of a meeting of shareholders or a waiver thereof or to participate or vote thereat or to consent or dissent in writing in lieu of a meeting, as the case may be, the terms "share" and "shareholder" or "shareholders" refer to an outstanding share or shares and to a holder or holders of record of outstanding shares, respectively, when the Corporation is authorized to issue only one class of shares, and said references are also intended to include any outstanding share or shares and any holder or holders of record of outstanding shares of any class upon which or upon whom the Certificate of Incorporation confers such rights, where there are two or more classes or series of shares, or upon which or upon whom the Business Corporation Law confers such rights, notwithstanding that the Certificate of Incorporation may provide for more than one class or series of shares, one or more of which are limited in or denied such rights thereunder.


                                   ARTICLE II

                               Board of Directors
                               -------------------
               SECTION 1.  General Powers.  The business, property and
                           --------------
     affairs of the Corporation shall be managed by or under the direction of its Board of Directors.





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               SECTION 2.  Qualification; Number; Term.  (a)  Each director
                           ---------------------------
     shall be at least 18 years of age. A director need not be a shareholder, a citizen of the United States, or a resident of the State of New Jersey. The number of directors constituting the entire Board of Directors shall be at least three, except that where all the shares are owned beneficially and of record by fewer than three shareholders, the number of directors may be less than three but not less than the number of shareholders. Subject to the foregoing limitation and except for the first Board of Directors, such number may be fixed from time to time by action of the Board of Directors or of the shareholders, or, if the number of directors is not so fixed, the number shall be three. The number of directors may be increased or decreased by action of the Board of Directors or shareholders, provided that any action of the Board of Directors to effect such increase or decrease shall require the vote of a majority of the entire Board of Directors. The use of the phrase "entire Board of Directors" herein refers to the total number of directors which the Corporation would have if there were no vacancies.

               (b) The first Board of Directors shall be elected by the incorporator or incorporators of the Corporation and shall hold office until the first annual meeting of shareholders or until their respective successors have been elected and qualified. Thereafter, directors who are elected at an annual meeting of shareholders, and directors who are elected in the interim to fill vacancies and newly created directorships, shall hold office until the next annual meeting of shareholders and until their respective successors have been elected and qualified. In the interim between annual meetings of shareholders or special meetings of shareholders called for the election of directors, newly created directorships and any vacancies in the Board of Directors, including vacancies resulting from the removal of directors for cause or without cause, may be filled by the vote of a majority of the directors then in office, although less than a quorum exists.

               SECTION 3.  Quorum and Manner of Voting.  A majority of the
                           ---------------------------
     entire Board of Directors shall constitute a quorum for the transaction of business. A majority of the directors present, whether or not a quorum is present, may adjourn a meeting to another time and place. Except as herein otherwise provided, the vote of a majority of the directors present at the time of the vote, at a meeting duly assembled, a quorum being present at such time, shall be the act of the Board of Directors.




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               SECTION 4.  Places of Meetings.  Meetings of the Board of
                           ------------------
     Directors shall be held at such place within or without the State of New Jersey as may from time to time be determined by the Board of Directors, or as may be specified in the notice of the meeting. Regular meetings of the Board of Directors shall be held at such times and places as may from time to time be fixed by resolution of the Board of Directors, and special meetings may be held at any time and place upon the call of the Chairman of the Board, if any, or of the President or any Vice-President or the Secretary or any director by oral, telegraphic or notice duly served as set forth in these By-laws.


               SECTION 5.  Annual Meeting.  Following the annual meeting of
                           --------------
     shareholders, the newly elected Board of Directors shall meet for the purpose of the election of officers and the transaction of such other business as may properly come before the meeting. Such meeting may be held without notice immediately after the annual meeting of shareholders at the same place at which such shareholders' meeting is held.

               SECTION 6.  Notice of Meetings.  A notice of the place,
                           ------------------
     date, time and purpose or purposes of each meeting of the Board of Directors shall be given to each director by mailing the same at least two days before the meeting, or by telegraphing or telephoning the same or by delivering the same personally not later than the day before the day of the meeting. Notice need not be given of regular meetings of the Board of Directors. Any requirements of furnishing a notice shall be waived by any director who signs a waiver of notice before or after the meeting, or who attends the meeting without protesting, prior thereto or at its commencement, the lack of notice to such director. The notice of any meeting need not specify the purpose of the meeting, and any and all business may be transacted at such meeting.

               SECTION 7.  Organization.  At all meetings of the Board of
                           ------------
     Directors, the Chairman, if any, or if none or in the Chairman's absence or inability to act the President, or in the President's absence or inability to act any Vice-President who is a member of the Board of Directors, or in such Vice-President's absence or inability to act a chairman chosen by the directors, shall preside. The Secretary of the Corporation shall act as secretary at all meetings of the Board of Directors when present, and in the Secretary's absence, the presiding officer may appoint any person to act as secretary.




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               SECTION 8.  Resignation.  Any director may resign at any
                           -----------
     time upon written notice to the Corporation and such resignation shall take effect upon receipt thereof by the President or Secretary, unless otherwise specified in the resignation. Except as otherwise provided by law or by the Certificate of Incorporation, any or all of the directors may be removed, with or without cause, by the holders of a majority of the shares of stock outstanding and entitled to vote for the election of directors.

               SECTION 9.  Vacancies.  Unless otherwise provided in these
                           ---------
     By-laws, vacancies among the directors, whether caused by resignation, death, disqualification, removal, an increase in the authorized number of directors or otherwise, may be filled by the affirmative vote of a majority of the remaining directors, although less than a quorum, or by a sole remaining director, or, at a special meeting of the shareholders, by the holders of shares entitled to vote for the election of directors.

               SECTION 10.  Actions by Written Consent.  Any action
                            --------------------------
     required or permitted to be taken by the Board of Directors or by any committee thereof may be taken without a meeting if all members of the Board of Directors or of any such committee consent in writing to the adoption of a resolution authorizing the action and the writing or writings are filed with the minutes of the proceedings of the Board of Directors or of any such committee.

               SECTION 11.  Electronic Communication.  Any one or more
                            ------------------------
     members of the Board of Directors or any committee thereof may participate in a meeting of the Board of Directors or any such committee by means of a conference telephone or similar communications equipment allowing all persons participating in the meeting to hear each other at the same time. Participation by such means shall constitute presence in person at a meeting.


                                   ARTICLE III

                      Committees of the Board of Directors
                      -------------------------------------
               SECTION 1.  Appointment.  From time to time the Board of
                           -----------
     Directors by a resolution adopted by a majority of the whole Board may appoint any committee or committees for any purpose or purposes, to the extent lawful, which shall have powers as shall be determined and specified by the Board of Directors in the resolution of appointment. The Board of Directors shall have full power, at any time, to fill vacancies in, to change





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     membership of, to designate alternate members of, or to discharge any such committee.

               SECTION 2.  Procedures, Quorum and Manner of Acting.  Each
                           ---------------------------------------
     committee shall fix its own rules of procedure, and shall meet where and as provided by such rules or by resolution of the Board of Directors. Except as otherwise provided by law, the presence of a majority of the then appointed members of a committee shall constitute a quorum for the transaction of business by that committee, and in every case where a quorum is present the affirmative vote of a majority of the members of the committee present shall be the act of the committee. Each committee shall keep minutes of its proceedings, and actions taken by a committee shall be reported to the Board of Directors.

               SECTION 3.  Action by Written Consent.  Any action required
                           -------------------------
     or permitted to be taken at any meeting of any committee of the Board may be taken without a meeting if all the members of the committee consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the committee.

               SECTION 4.  Term; Termination.  In the event any person
                           -----------------
     shall cease to be a director of the Corporation, such person shall simultaneously therewith cease to be a member of any committee appointed by the Board of Directors.


                                   ARTICLE IV

                                    Officers
                                    ---------
               SECTION 1.  Election and Qualifications.  The Board of
                           ---------------------------
     Directors shall elect the officers of the Corporation, which shall include a President and a Secretary, and may include, by election or appointment, one or more Vice-Presidents (any one or more of whom may be given an additional designation of rank or function), a Treasurer and such other officers as the Board may from time to time deem proper. Each officer shall have such powers and duties as may be prescribed by these By-laws and as may be assigned by the Board of Directors or the President. Any two or more offices may be held by the same person, except that no officer shall execute, acknowledge, or verify any instrument in more than one capacity if such instrument is required by law or by the By-laws to be executed, acknowledged, or verified by two or more officers. When all of the issued and outstanding stock of the Corporation is owned by one person, such person may hold all or any combination of offices.




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               SECTION 2.  Term of Office and Remuneration.  The term of
                           -------------------------------
     office of all officers shall be one year and until their respective successors have been elected and qualified, but any officer may be removed from office, either with or without cause, at any time by the Board of Directors. Any vacancy in any office arising from any cause may be filled for the unexpired portion of the term by the Board of Directors.

               SECTION 3.  Resignation; Removal.  Any officer may resign at
                           --------------------
     any time upon written notice to the Corporation and such resignation shall take effect upon receipt thereof by the President or Secretary, unless otherwise specified in the resignation. Any officer shall be subject to removal, with or without cause, at any time by vote of a majority of the whole Board.

               SECTION 4.  Chairman of the Board.  The Chairman of the
                           ---------------------
     Board of Directors, if there be one, shall preside at all meetings of the Board of Directors and shall have such other powers and duties as may from time to time be assigned by the Board of Directors.

               SECTION 5.  President.  The President shall be the Chief
                           ---------
     Executive Officer of the Corporation and shall have general management and supervision of the property, business and affairs of the Corpora-tion and over its other officers. The President shall preside at all meetings of the shareholders and, in the absence or disability of the Chairman of the Board of Directors, or if there be no Chairman, shall preside at all meetings of the Board of Directors. The President may execute and deliver in the name of the Corporation powers of attorney, contracts, bonds and other obligations and instruments, except in cases where the signing and execution thereof shall be expressly delegated by the Board of Directors, or by these By-laws, to some other officer or agent of the Corporation.

               SECTION 6.  Vice-President.  A Vice-President may execute
                           --------------
     and deliver in the name of the Corporation contracts and other obligations and instruments pertaining to the regular course of such Vice-President's duties, and shall have such other authority as from time to time may be assigned by the Board of Directors or the President.

               SECTION 7.  Treasurer.  The Treasurer shall in general have
                           ---------
     all duties incident to the position of Treasurer and such other duties as may be assigned by the Board of Directors or the President.





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               SECTION 8.  Secretary.  The Secretary shall in general have
                           ---------
     all the duties incident to the office of Secretary and such other duties as may be assigned by the Board of Directors or the President.

               SECTION 9.  Assistant Officers.  Any assistant officer shall
                           ------------------
     have such powers and duties of the officer such assistant officer assists as such officer or the Board of Directors shall from time to time prescribe.


                                    ARTICLE V

                                Books and Records
                                ------------------
               SECTION 1.  Location.  The Corporation shall keep correct
                           --------
     and complete books and records of account and shall keep minutes of the proceedings of the shareholders, of the Board of Directors, and/or of any committee which the Board of Directors may appoint, and shall keep at the office of the Corporation in the State of New Jersey or at the office of the transfer agent or registrar, if any, in said state a record containing the names and addresses of all shareholders, the number and class of shares held by each, and the dates when such shareholders respectively became the owners of record thereof. Any of the foregoing books, minutes or records may be in written form or in any other form capable of being converted into written form within a reasonable time.

               SECTION 2.  Addresses of Shareholders.  Notices of meetings
                           -------------------------
     and all other corporate notices may be delivered personally or mailed to each shareholder at said shareholder's address as it appears on the records of the Corporation.

               SECTION 3.  Fixing Date for Determination of Shareholders of
                           ------------------------------------------------
     Record.  For the purpose of determining the shareholders entitled to
     ------
     notice of or to vote at any meeting of shareholders or any adjournment thereof, or to express to consent to or dissent from any proposal without a meeting, or for the purpose of determining shareholders entitled to receive payment of any dividend or the allotment of any rights, or for the purpose of any other action, the Board of Directors may fix, in advance, a record date, in accordance with the provisions of the Business Corporation Law. If no record date is fixed, the record date for determining shareholders entitled to notice of or to vote at a meeting of shareholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the




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     day next preceding the day on which the meeting is held.  The record date for determining shareholders for any purpose other than that specified in the preceding sentence shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto. A determination of shareholders of record entitled to notice of or to vote at a meeting of shareholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.


                                   ARTICLE VI

                        Certificates Representing Shares
                        ---------------------------------
               SECTION 1.  Certificates; Signatures.  (a)  The shares of
                           ------------------------
     the Corporation shall be represented by certificates representing shares, in such form as the Board of Directors may from time to time prescribe, or shall be uncertificated shares. Certificates representing shares shall have set forth thereon the statements prescribed by law and shall be signed by the Chairman of the Board or the President or a Vice-President and by the Secretary or an Assistant Secretary or a Treasurer or an Assistant Treasurer and may be sealed with the corporate seal or a facsimile thereof. Any and all signatures on any such certificate may be facsimiles if the certificate is countersigned by a transfer agent or registered by a registrar other than the Corporation itself or its employee, or the shares are listed on a registered national securities exchange. In case any officer who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the Corporation with the same effect as if such officer were an officer at the date of its issue.

               (b) Each certificate representing shares issued by the Corporation, if the Corporation is authorized to issue shares of more than one class, shall set forth upon the face or back of the certificate, or shall state that the Corporation will furnish to any shareholder upon request and without charge, a full statement of the designation, relative rights, preferences and limitations of the shares of each class authorized to be issued and, if the Corporation is authorized to issue any class of preferred shares in series, the designation, relative rights, preferences and limitations of each such series so far as the same have been fixed and the authority of the Board of Directors to designate and fix the relative rights, preferences and limitations of other series.



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               (c)  Each certificate representing shares shall state upon the face thereof:

               (1) That the Corporation is formed under the laws of the State of New Jersey;

               (2)  The name of the person or persons to whom issued; and

               (3) The number and class of shares, and the designation of the series, if any, which such certificate represents.

               (d) The name of the holder of record of the shares represented thereby, with the number of shares and the date of issue, shall be entered on the books of the Corporation.

               SECTION 2.  Transfer of Shares.  Upon compliance with
                           ------------------
     provisions governing or restricting the transferability of shares, if any, transfers of shares of the Corporation shall be made only on the share record of the Corporation by the registered holder thereof, or by such holder's attorney-in-fact thereunto authorized by power of attorney duly executed and filed with the Secretary of the Corporation or with a transfer agent or a registrar, if any, and upon the surrender of the certificate or certificates for such shares properly endorsed and the payment of all taxes due thereon, if any. A certificate representing shares shall not be issued until the full amount of consideration therefor has been paid, except as the Business Corporation Law may otherwise permit.

               SECTION 3.  Fractional Shares.  The Corporation may, but
                           -----------------
     shall not be required to, issue certificates for fractions of a share where necessary to effect transactions authorized by the Business Corporation Law, which shall entitle the holder, in proportion to such holder's fractional holdings, to exercise voting rights, receive divi-dends and participate in liquidating distributions; or the Corporation may pay in cash the fair value of fractions of a share as of the time when those entitled to receive such fractions are determined; or it may issue scrip in registered or bearer form over the manual or facsimile signature of an officer of the Corporation or of its agent, exchangeable as therein provided for full shares, but such scrip shall not entitle the holder to any rights of a shareholder except as therein provided. The Board of Directors shall have power and authority to make all such rules and regulations as it may deem expedient concerning the issue, transfer and registration of certificates representing shares of the Corporation.




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               SECTION 4.  Lost, Stolen or Destroyed Certificates.  The
                           --------------------------------------
      Corporation may issue a new certificate of stock in place of any certificate, theretofore issued by it, alleged to have been lost, stolen or destroyed, and the Board of Directors may require the owner of any lost, stolen or destroyed certificate, or his legal representative, to give the Corporation a bond sufficient to indemnify the Corporation against any claim that may be made against it on ac-count of the alleged loss, theft or destruction of any such certi-ficate or the issuance of any such new certificate.


                                   ARTICLE VII

                                    Dividends
                                    ----------
               Subject always to the provisions of law and the Certificate of Incorporation, the Board of Directors shall have full power to determine whether any, and, if any, what part of any, funds legally available for the payment of dividends shall be declared as dividends and paid to shareholders; the division of the whole or any part of such funds of the Corporation shall rest wholly within the lawful dis-cretion of the Board of Directors, and it shall not be required at any time, against such discretion, to divide or pay any part of such funds among or to the shareholders as dividends or otherwise; and before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the Board of Directors from time to time, in its absolute discretion, thinks proper as a reserve or reserves to meet contingencies, or for equal-izing dividends, or for repairing or maintaining any property of the Corporation, or for such other purpose as the Board of Directors shall think conducive to the interest of the Corporation, and the Board of Directors may modify or abolish any such reserve in the manner in which it was created.


                                  ARTICLE VIII

                                  Ratification
                                  -------------
               Any transaction, questioned in any law suit on the ground of lack of authority, defective or irregular execution, adverse interest of director, officer or shareholder, non-disclosure, miscomputation, or the application of improper principles or practices of accounting, may be ratified, before or after judgment, by the Board of Directors or by the shareholders and if so ratified shall have the same force and effect as if the questioned transaction had been originally duly authorized. Such ratification shall be binding upon the Corporation and its shareholders and shall constitute a bar to any claim or execution of any judgment in respect of such questioned transaction.


                                   ARTICLE IX

                                 Corporate Seal
                                 ---------------
               The corporate seal shall have inscribed thereon the name of the Corporation and the year of its incorporation, and shall be in such form and contain such other words and/or figures as the Board of Directors shall determine. The corporate seal may be used by printing, engraving, lithographing, stamping or otherwise making, placing or affixing, or causing to be printed, engraved, lithographed, stamped or otherwise made, placed or affixed, upon any paper or document, by any process whatsoever, an impression, facsimile or other reproduction of said corporate seal.


                                    ARTICLE X

                                   Fiscal Year
                                   ------------
               The fiscal year of the Corporation shall be fixed, and shall be subject to change, by the Board of Directors. Unless otherwise fixed by the Board of Directors, the fiscal year of the Corporation shall be the calendar year.


                                   ARTICLE XI

                                Waiver of Notice
                                -----------------
               Whenever notice is required to be given by these By-laws or by the Certificate of Incorporation or by law, a written waiver thereof, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent to notice.

                                   ARTICLE XII

                                 Indemnification
                                 ----------------
               SECTION 1.  General Scope.  The Corporation, to the fullest
                           -------------
     extent permitted and in the manner required by the laws of the State of New Jersey as in effect at the time of the adoption of this Article XII or as the law may be amended from time to time, shall, except as set forth in Article XII, Section 2 below, (i) indemnify any officer or director of the Corporation, or any other person designated by the Board of Directors as being entitled to indemnification (and the heirs and legal representatives of such person) made, or threatened to be made, a party in an action or proceeding (including, without limita-tion, one by or in the right of the Corporation to procure a judgment in its favor), whether civil or criminal, including an action by or in the right of any other corporation of any type or kind, domestic or foreign, or any partnership, joint venture, trust, employee benefit plan or other enterprise, which any indemnified representative served in any capacity at the request of the Corporation, by reason of the fact that such indemnified person, or such indemnified person's testator or intestate, was a director or officer of the Corporation or served such other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise in any capacity, and (ii) provide to any such indemnified person (and the heirs and legal representatives of such person) advances for expenses incurred in pursuing such action or proceeding, upon receipt of an undertaking by or on behalf of such indemnified person to repay such amount as, and to the extent, required by the Business Corporation Law.

               SECTION 2.  Limitations on Indemnification.  The Corporation
                           ------------------------------
     shall not indemnify any indemnified representative: (a) where such indemnification is expressly prohibited by applicable law; (b) where the conduct of the indemnified representative has been finally determined (i) to constitute willful misconduct or recklessness or
     (ii) to be based upon or attributable to the receipt by the indemnified representative of a personal benefit from the Corporation to which the indemnified representative is not legally entitled; or
     (c) to the extent such indemnification has been determined to be otherwise unlawful.

               SECTION 3.  Indemnification Not Exclusive.  The rights
                           -----------------------------
     granted by this Article shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any statute, agreement, vote of shareholders or disinterested directors or otherwise. The indemnification provided by or granted pursuant to this Article shall continue as to a person who has ceased to be an indemnified representative in respect of matters arising prior to such time, and shall inure to the benefit of the heirs, executors, administrators and personal representatives of such a person.

               SECTION 4.  Contract Rights; Amendment or Repeal.  All
                           ------------------------------------
     rights under this Article shall be deemed a contract between the Corporation and the indemnified representative pursuant to which the Corporation and each indemnified representative intend to be legally bound. Any repeal, amendment or modification hereof shall be prospective only and shall not affect any rights or obligations then existing.


                                  ARTICLE XIII

                     Bank Accounts, Drafts, Contracts, Etc.
                     ---------------------------------------
               SECTION 1.  Bank Accounts and Drafts.  In addition to such
                           ------------------------
     bank accounts as may be authorized by the Board of Directors, the Treasurer or any person designated by the Treasurer, whether or not an employee of the Corporation, may authorize such bank accounts to be opened or maintained in the name and on behalf of the Corporation as such person may deem necessary or appropriate, and may authorize pay-ments from such bank accounts to be made upon and according to the check of the Corporation in accordance with the written instructions of the Treasurer, or other person so designated by the Treasurer.

               SECTION 2.  Contracts.  The Board of Directors may authorize
                           ---------
     any person or persons, in the name and on behalf of the Corporation, to enter into or execute and deliver any and all deeds, bonds, mortgages, contracts and other obligations or instruments, and such authority may be general or confined to specific instances.

               SECTION 3.  Proxies; Powers of Attorney; Other Instruments.
                           ----------------------------------------------
     The Chairman, the President or any other person designated by either of them shall have the power and authority to execute and deliver proxies, powers of attorney and other instruments on behalf of the Corporation in connection with the rights and powers incident to the ownership of stock by the Corporation. The Chairman, the President or any other person authorized by proxy or power of attorney executed and delivered by either of them on behalf of the Corporation may attend and vote at any meeting of shareholders of any company in which the Corporation may hold stock, and may exercise on behalf of the

     Corporation any and all of the rights and powers incident to the ownership of such stock at any such meeting, or otherwise as specified in the proxy or power of attorney so authorizing any such person. The Board of Directors, from time to time, may confer like powers upon any other person.

               SECTION 4.  Financial Reports.  The directors may appoint
                           -----------------
     the Treasurer or other fiscal officer and/or the Secretary or any other officer to cause to be prepared and furnished to shareholders entitled thereto any special financial notice and/or financial statement, as the case may be, which may be required by any provision of law.


                                   ARTICLE XIV

                                   Amendments
                                   -----------
               The shareholders entitled to vote in the election of directors may amend or repeal the By-laws and may adopt new By-laws. Except as otherwise required by law or by the provisions of these By-laws, the Board of Directors may also amend or repeal the By-laws and adopt new By-laws, but By-laws adopted by the Board of Directors may be amended or repealed by the said shareholders. Any change in the By-laws shall take effect when adopted unless otherwise provided for in the resolution effecting the change.







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